SEC 733A (1-2000) Previous version obsolete	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

OMB APPROVAL

OMB Number:	3235-0057
Expires:	March 31, 2008
Estimated average burden hours per response	84.00

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:

☐   Preliminary Information Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑   Definitive Information Statement

PHI, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PHI, Inc.
2001 SE Evangeline Thruway
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2007
To the Holders of Voting Common Stock of PHI, Inc.:
     The 2007 Annual Meeting of Stockholders of PHI, Inc. (“PHI”) will be held at Lafayette Hilton & Towers (Cedar Room), 1521 West Pinhook Road, Lafayette, Louisiana, on Tuesday, May 8, 2007, at 8:00 a.m., local time, to:
1.	Elect directors.

2.	Ratify the appointment of Deloitte & Touche as PHI’s independent registered public accounting firm.

3.	Transact such other business as may properly be brought before the meeting or any adjournments thereof.
     Holders of record of PHI’s voting common stock at the close of business on April 10, 2007, are entitled to notice of and to vote at the meeting.
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors
/s/ Michael J. McCann
Michael J. McCann
Secretary

Lafayette, Louisiana
April 24, 2007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION STATEMENT
ELECTION OF DIRECTORS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
Summary Compensation Table for Fiscal 2006
Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2006
Officers Deferred Compensation Plan for Fiscal Year 2006
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS

PHI, Inc.
2001 SE Evangeline Thruway
Lafayette, Louisiana 70508
INFORMATION STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
May 8, 2007
     This Information Statement is furnished to holders of voting common stock (“Voting Stock”) of PHI, Inc. (“PHI” or “the Company”) at the direction of its Board of Directors (the “Board”) in connection with the Annual Meeting of Stockholders of PHI (the “Meeting”) to be held on May 8, 2007, at the time and place set forth in the accompanying notice and at any adjournments thereof.
     Holders of record of Voting Stock at the close of business on April 10, 2007, are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,852,616 shares of Voting Stock, each of which is entitled to one vote, and 12,423,992 shares of non-voting common stock, none of which are entitled to vote.
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
     This Information Statement is first being mailed to stockholders on or about April 24, 2007. The cost of preparing and mailing the statement will be borne by PHI. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the material to their principals, and PHI will, upon request, reimburse them for their expenses in so doing.
ELECTION OF DIRECTORS
     Our Amended and Restated By-Laws (the “By-laws”) establish the number of directors constituting the Board, and to be elected at the Meeting at six. Al A. Gonsoulin, our Chairman of the Board and Chief Executive Officer, holds more than a majority of PHI’s outstanding Voting Stock, and his vote alone is sufficient to decide all matters to be voted on at the Meeting. Mr. Gonsoulin has informed PHI that he intends to vote all of his shares for (i) the election of the six persons identified below who have been nominated to serve on our Board and (ii) ratifying the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2007. As a result, the outcome of those votes is assured, no matter how the other holders of Voting Stock vote their shares. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, or is unwilling to serve, the By-laws provide that the number of authorized directors will be reduced automatically by the number of such nominees unless the Board by a majority vote of the entire Board selects an additional nominee.
Nomination of Directors
     The Board does not have a nominating committee or other committee performing similar functions. The Marketplace Rules of the Nasdaq Stock Market (“Nasdaq”) provide that a “controlled company” is exempt from having its director nominees selected by a nominating committee. A controlled company is defined, in part, as a company of which more than 50% of the voting power is held by an individual. As Mr. Gonsoulin owns over 50% of the Company’s voting common stock, PHI is a “controlled company” within the definition of the Nasdaq Marketplace Rules, and the Board believes that it is appropriate for PHI not to have a nominating committee. The full Board does, however, approve all nominees, and a shareholder who wishes for the Board to consider an individual as a director nominee should communicate that desire in writing to the Chairman of the Board at the Company’s address. Similarly, a shareholder who wishes to communicate with the Board on any other subject should direct such communication to the Secretary of the Company at the Company’s address. The Secretary will be responsible for disseminating all such communications to the Board, or to a specific member of the Board, as appropriate, depending on the facts described in such communication.
     In addition to suggesting candidates to the Board, shareholders may nominate candidates directly by following the Board nomination procedure set forth in the By-laws. Under this procedure, a shareholder wishing to make a nomination must provide written notice to the Company’s Secretary containing all information about the proposed nominee required by Regulation 14A under the Securities Exchange Act of 1934, including his or her name, age, business and residence address, principal occupation or employment, class and number of shares beneficially owned and entitled to vote at the meeting, and such nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected. Also, the shareholder must include his or her own name, address, and class and number of shares beneficially owned and entitled to vote at the meeting. Upon receipt of a shareholder’s nomination, our Secretary will appoint two independent inspectors to determine whether these procedures were satisfied. To be timely, a shareholder’s notice must be addressed to the Secretary, and delivered to us, or mailed and received by us not less than 45 nor more than 90 days before the meeting. If we provide less than 55 days notice of the meeting, that deadline is extended until the close of business on the 10th day following the date notice was given.
     Our Board identifies potential nominees for director, other than current directors standing for re-election, through business and other contacts. Our Board does not have a formal policy with regard to the consideration of director candidates nominated by our other shareholders. Our Board primarily considers a nominee’s business experience, career positions held and particular areas of expertise. There is no difference in the manner in which the Board evaluates nominees for director based on whether the nominee is recommended by a shareholder or by a member of our Board.
Information about Directors
     The following table sets forth certain information as of April 24, 2007, with respect to each candidate nominated by the Board, and our executive officers. All director nominees were recommended by our Chairman of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years. Our Board has determined, using criteria established by Nasdaq and the Securities and Exchange Commission (the “SEC”), that each director nominee other than Messrs. Bospflug and Gonsoulin is independent.

		Year First
		Became a
		Director or
Name and Age	Principal Occupation or Position	Executive Officer
Directors and Nominees

Al A. Gonsoulin, 64	Chairman of the Board and Chief Executive Officer of PHI(1)	2001
Lance F. Bospflug, 52	Self-employed(2)	2001
Arthur J. Breault, Jr., 67	Tax lawyer and consultant(3)	1999
C. Russell Luigs, 74	Consultant(4)	2002
Richard H. Matzke, 70	Consultant(5)	2002
Thomas H. Murphy, 52	Member, Murco Oil & Gas, LLC	1999
	(oil & gas production and investments)(6)

Executive Officers

Michael J. McCann, 59	Chief Financial Officer, Secretary and Treasurer(7)	1998
Richard A. Rovinelli, 59	Chief Administrative Officer and Director of Human Resources(8)	1999
William P. Sorenson, 57	Director, Marketing & Planning(9)	1999

(1)	For more than five years, until December 31, 2001, Mr. Gonsoulin was President of the Sea Mar division of Nabors Industries. He acquired a controlling interest in PHI in September, 2001, and shortly thereafter became Chairman of PHI’s Board. He was appointed Chief Executive Officer of PHI following Mr. Bospflug’s resignation in May 2004.

(2)	Mr. Bospflug joined PHI in September 2000 as President and was appointed Chief Executive Officer in August 2001. Before joining PHI he was Chief Financial Officer, and from 1999 to 2000 Chief Executive Officer, of T.L. James & Company, Inc., a diversified construction, marine dredging and timber company. Mr. Bospflug resigned as President and Chief Executive Officer of PHI in May 2004. Mr. Bospflug is currently self-employed.

(3)	For more than 16 years until 1997, when he retired, Mr. Breault was a partner in Deloitte & Touche LLP, concentrating in tax matters.

(4)	Mr. Luigs retired from GlobalSantaFe, Inc. (formerly Global Marine, Inc.) in September 2002. He was President and Chief Executive Officer of Global Marine from the time he joined that company in 1977 until 1998. He was also Chairman of the Board of Global Marine from 1982 until 1999, and Chairman of the Executive Committee of the board of Global Marine from 1999 until its merger with Santa Fe International Corporation in 2001. He continued as a Director of GlobalSantaFe until May 2005.

(5)	Mr. Matzke retired from ChevronTexaco, Inc. in February 2002, where he had served as Vice Chairman of the Board since January 2000 and as a member of the Board of Directors since 1997. From November 1989 through December 1999, Mr. Matzke served as President of Chevron Overseas Petroleum Inc., where he was responsible for directing Chevron’s oil exploration and production activities outside of North America. Mr. Matzke was employed by Chevron Corporation and its predecessors and affiliates from 1961 through his retirement in 2002.

(6)	For the last nine years, Mr. Murphy has been a member and co-owner of Murco Oil and Gas, LLC.

(7)	Mr. McCann has served as Chief Financial Officer and Treasurer since November 1998 and our Secretary since March 2002. From January 1998 to October 1998, he was the Chief Financial Officer for Global Industries Ltd. and Chief Administrative Officer from July 1996 to January 1998. Prior to that, he was Chief Financial Officer for Sub Sea International, Inc. Mr. McCann is a Certified Public Accountant.

(8)	Mr. Rovinelli joined us in February 1999 as Director of Human Resources and became our Chief Administrative Officer in December 1999. Mr. Rovinelli previously served as Manager, Human Resources for Arco Alaska, Inc., Headquarters Staff Manager, Human Resource Services, Arco Oil and Gas Company, as well as numerous other positions within Arco.

(9)	Mr. Sorenson became our Director of Marketing and Planning in February 2002. He previously served as Director of International, Aeromedical, and Technical Services from January 2001 to February 2002. He served as our Director of Corporate Marketing/New Business from February 1999 to January 2001 after serving as General Manager of Aeromedical Services from November 1995 to February 1999.

Meetings of the Board
     During the year ended December 31, 2006, the Board held four meetings. Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he was a member.
     The Board does not have a policy regarding Board member attendance at the annual stockholders meeting, but such meeting is normally held in conjunction with a regularly scheduled Board meeting in order to make attendance at both convenient. All Board members attended the 2006 annual meeting. The 2007 meeting will be held in conjunction with a regularly scheduled Board meeting, and expect all directors to attend the meeting.
Board Committees
     Our Board has an Audit Committee, whose current members are Messrs. Breault, Luigs, Matzke and Murphy (Chairman). This committee, which held four meetings during 2006, is responsible for performing the responsibilities described in the Audit Committee Charter. Our Audit Committee charter is attached as Exhibit A to our Information Statement on Schedule 14C filed on April 25, 2005.
     Our Board also has a Compensation Committee (the “Compensation Committee”), whose current members are Messrs. Breault (Chairman), Luigs, Matzke, and Murphy. This committee, which met three times during 2006, is responsible for determining the compensation of officers and key employees, and administering our incentive compensation plans. Our Compensation Committee charter is attached as Exhibit A to this Information Statement.
     For the reasons discussed above under the caption “Nomination of Directors,” the Board does not have a nominating committee.
Director Compensation
     During 2006, each director other than Mr. Gonsoulin received an annual retainer of $50,000. Additionally, each such director received a meeting fee of $3,000 for each Board or Committee meeting attended in person and $1,000 for each meeting attended by telephone. Committee chairs received an additional $1,000 per meeting. Director compensation is determined by reviewing compensation levels at similar size companies.
     The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2006.

	Fees
	earned
	or paid
	in cash	Total
Name (1)	($)	($)
Lance F. Bospflug	84,000	84,000
Arthur J. Breault, Jr.	87,000	87,000
C. Russell Luigs	77,000	77,000
Richard H. Matzke	84,000	84,000
Thomas H. Murphy	88,000	88,000

(1)	Al A. Gonsoulin, the Company’s Chairman of the Board and Chief Executive Officer is not included in this table as he is an employee of the Company and receives no compensation for his service as a Director. The compensation received by Mr. Gonsoulin as an employee of the Company is shown in the Summary Compensation Table on page 11.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely on a review of copies of such forms, or written representations that no filings were required, we believe that all reports were filed on a timely basis during fiscal 2006, except for the filing by Mr. Gonsoulin of a Form 4 on April 27, 2006, which should have been filed by April 14, 2006. That Form 4 disclosed the purchase by Mr. Gonsoulin of 100,000 non-voting shares in a registered public offering, and the purchase was disclosed in our prospectus dated April 7, 2006.
STOCK OWNERSHIP
Stock Ownership of Directors and Executive Officers
     The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI common stock as of April 10, 2007 held by (a) each director and nominee for director of PHI, (b) each executive officer identified below under “Named Executive Officers” and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, the securities shown are held with sole voting and investment power.

		Amount and
		Nature of
	Class of PHI	Beneficial	Percent
Name of Beneficial Owner	Common Stock	Ownership (1)	of Class
Directors and Nominees

Al A. Gonsoulin	Voting	1,500,585	52.6
	Non-Voting	100,000	*
Lance F. Bospflug	Voting	0	*
	Non-Voting	0	*
Arthur J. Breault, Jr.	Voting	0	*
	Non-Voting	5,657	*
C. Russell Luigs	Voting	10,000	*
	Non-Voting	10,000	*
Richard H. Matzke	Voting	0	*
	Non-Voting	0	*
Thomas H. Murphy	Voting	5,000	*
	Non-Voting	6,000	*

		Amount and
		Nature of
	Class of PHI	Beneficial	Percent
Name of Beneficial Owner	Common Stock	Ownership(1)	of Class
Named Executive Officers (2)

Michael J. McCann	Voting	0	*
	Non-Voting	25,000	*
Richard A. Rovinelli	Voting	0	*
	Non-Voting	0	*
William P. Sorenson	Voting	0	*
	Non-Voting	0	*
All directors and executive	Voting	1,515,580	53.1
officers as a group (9 persons)	Non-Voting	146,657	1.2

*	Less than one percent.

(1)	Includes shares of non-voting stock issuable upon exercise of stock options as follows: Mr. McCann – 25,000 shares. Shares subject to options currently exercisable by a person are deemed to be outstanding for purposes of computing the percent of class owned by such person and by all directors and executive officers as a group.

(2)	Information on Mr. Gonsoulin’s ownership is included under “Directors and Nominees” above.
Stock Ownership of Certain Beneficial Owners
     The following table shows the number of shares of PHI Voting and Non-Voting Common Stock beneficially owned as of April 13, 2007 by persons, known by us to beneficially own more than 5% of the outstanding shares of PHI’s Voting or Non-Voting Common Stock, determined in accordance with Rule 13d-3 of the SEC. The information in the table is based on a review of such holders’ filings with the SEC. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

		Amount and
		Nature of
	Class of PHI	Beneficial	Percent
Name and Address of Beneficial Owner	Common Stock	Ownership	of Class
Al A. Gonsoulin 2001 S.E. Evangeline Thruway	Voting	1,500,580	52.6%
Lafayette, Louisiana 70508	Non-Voting	100,000	*

Wells Fargo & Company 420 Montgomery Street	Voting	215,063 (1)	7.54%
San Francisco, CA 94104	Non-Voting	970,395	7.81%

Wells Capital Management Incorporated 525 Market Street	Voting	193,320 (2)	6.78%
San Francisco, CA 94105	Non-Voting	924,855	7.44%

Wells Fargo Funds Management, LLC 525 Market Street	Voting	*	*
San Francisco, CA 94105	Non-Voting	719,913	5.8%

		Amount and
		Nature of
	Class of PHI	Beneficial	Percent
Name and Address of Beneficial Owner	Common Stock	Ownership	of Class
St. Dennis J. Villere & Company, L.L.C. 601 Poydras St., Suite 1808	Voting	297,047 (3)	10.41%
New Orleans, Louisiana 70130	Non-Voting	1,315,799	10.59%

FMR Corp 82 Devonshire Street	Voting	217,000 (4)	7.61%
Boston, Massachusetts 02109	Non-Voting	*	*

Woodbourne Partners, L.P. 200 N. Broadway, Suite 825	Voting	233,300 (5)	8.2%
St. Louis, Missouri	Non-Voting	*	*

Baron Capital 767 Fifth Avenue	Voting	0	*
New York, NY	Non-Voting	1,495,000	12.03%

Wellington Management Company, LLP 75 State Street	Voting	0	*
Boston, MA	Non-Voting	717,500	5.78%

*	Less than five percent.

(1)	Wells Fargo & Company has sole voting power with respect to 211,983 of these shares and sole investment power with respect to 200,463 of these shares.

(2)	Wells Capital Management Incorporated has sole voting power with respect to 60,116 of these shares and sole investment power with respect to 193,320 shares.

(3)	St. Denis J. Villere & Company has shared voting and investment power with respect to all of these shares with its clients as an investment advisor.

(4)	FMR Corp does not have the power to direct the voting of any of these shares.

(5)	Woodbourne Partners, L.P.’s general partner, Clayton Management Company, has sole voting and investment power with respect to these shares.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy and Objectives
The objective of our executive compensation policy is to:
•	Produce long-term success for our stockholders

•	Align executive incentive compensation with the Company’s annual and long-term goals

•	Provide competitive compensation and benefits to attract, retain, and motivate top quality executives
These objectives strive to reward the achievement of goals tailored to the executive’s area of responsibility and recognizes individual leadership.
Compensation for our executive officers includes base salary, an annual incentive bonus opportunity, and a deferred compensation plan. We also provide very limited perquisites to our executives as described below. The executives also participate in benefit plans generally available to our other salaried employees, including our 401(k) plan and health, dental, and life insurance.

Process
The executive compensation program is administered by the Compensation Committee of the Board in accordance with the Compensation Committee’s charter.
The Compensation Committee has retained FreeGulliver, LLC (“FreeGulliver”) from time to time as an independent compensation consultant regarding executive compensation matters. As an advisor, FreeGulliver is retained directly by the Compensation Committee. All assignments given to FreeGulliver are made by the Compensation Committee, and the Compensation Committee has the ability to terminate FreeGulliver’s services at any time.
During 2006, the Compensation Committee engaged FreeGulliver to provide the following compensation consulting services:
•	Provide peer group compensation data to assist the Committee in establishing executive compensation

•	Assist in the formulation of annual incentive-based awards

•	Make recommendations regarding competitive compensation levels

•	Facilitate a leadership succession process
The Compensation Committee relies on Watson Wyatt surveys and peer group data for competitive compensation analysis, which is compiled for the Compensation Committee by FreeGulliver. The consultants at FreeGulliver provide a comparison of our executive compensation with a peer group made up of four companies in related industries, a larger survey of service companies with similar revenues, number of employees or geographical location. The comparison also considers the scope and nature of managerial responsibility and reporting relationships. Based on this data, the Compensation Committee established its 2006 target salary levels at approximately the 60th percentile of companies in these peer groups in accordance with recommendations provided by FreeGulliver.
The Compensation Committee believes that its selected salary target level is consistent with our philosophy of providing compensation that is competitive with companies that could attract our executives. The Compensation Committee also established annual incentive bonus target opportunities, discussed below, as a percentage of base salary.
The Compensation Committee reviews and approves all compensation targets and payments for our executive officers. Both the CEO and the Compensation Committee may make adjustments to the recommended compensation based on an individual’s performance and contributions to the Company’s performance. The compensation of the CEO, who is not present during any discussions of his compensation, is determined by the Compensation Committee.
In the fourth quarter of each year, the Compensation Committee reviews the comparison data and recommends salary rates for the upcoming year. The Compensation Committee also establishes the target levels of annual incentive compensation for the following year.
Elements of Executive Compensation
Our executive total compensation is a mix of base salary, annual incentive compensation, employee benefits and other perquisites. It is the objective of this mix of components to instill in our executives the importance of achieving our business goals and thereby increase shareholder value.

     Salary. The salary is fixed and is based generally upon the level of responsibility of each executive officer and the individual’s prior performance, and is generally targeted at the 60th percentile of base pay for peer executives at comparable companies. Base salary also provides the foundation upon which incentive opportunities are established. Base salaries are approved by the Committee and after review of the studies referred to above and the recommendation of FreeGulliver.
     Annual Incentive Compensation. Our goal in recent years has been to shift a greater portion of our executives’ total compensation toward performance-based compensation; therefore, the amount of additional compensation, if any, that the executives may receive is contingent upon achieving pre-tax earnings targets and certain Company safety objectives. The annual incentive for superior performance may amount to as much as 100% of salary for the CEO or 65% of salary for the other executives. Executives with the highest level of responsibility have the highest percentage of their total compensation at risk and dependent upon Company performance.
The Committee approved an Annual Incentive Bonus Plan (the “AIP”) in calendar year 2004, which was designed to focus on the Company’s accomplishment of key financial objectives. The annual incentive opportunities are based on the following:
•	The position and scope of responsibilities of the executive. This is used to provide a targeted percentage of base salary that may be awarded in the form of an incentive bonus at three levels; a threshold, a business plan, and a stretch level based upon achieving pre-tax earnings targets. In 2006, the potential award for the CEO ranged from 0% if “threshold” goals were not met, to 40% for meeting “threshold” objectives, to 70% for meeting “business plan” objectives and 100% for meeting the “stretch” objectives. The range for executive officers was 0% to 25% for “threshold” objectives, 45% for “business plan” objectives, and 65% for “stretch” objectives.

•	Accomplishment of certain Company financial goals as well as departmental goals

•	A subjective evaluation of the individual’s contributions to the Company
The AIP provides that one-half of any bonus amount is paid to the executive on or about the end of the first calendar quarter of the following calendar year, with the other half paid equally over the next three years at the anniversary dates of the first payment, assuming the executive’s employment continues.
Supplemental Executive Retirement Plan and Officers Deferred Compensation Plan.
In 2004, the Board terminated the Supplemental Executive Retirement Plan (“SERP”), subject to compliance with any vested rights, and PHI offered participants a substitute benefit in the Officers Deferred Compensation Plan (the “ODP”) based on the present value of the participants’ interest in the SERP. Beginning in January 2006, the aggregate SERP benefit of $2.2 million was transferred to the participants’ ODP accounts and such transfer was completed by June 2006. Of this total, the amounts related to Messrs. McCann, Rovinelli, and Sorenson were $262,000, $216,000, and $194,000, respectively.
Certain highly compensated executives have been approved by the Compensation Committee to participate in the ODP, which allows the executive to tax-defer up to 25% of base salary and up to 100% of any bonuses and save those amounts for retirement. The Company does not contribute to the ODP, and it is an unfunded, nonqualified deferred compensation plan within the meaning of Sections 2.01(2), 3.01(a)(3) and 401(a)(1) of ERISA. It is maintained, interpreted and administered in accordance with Code Section 409A and applicable regulations and rulings. Accounts are periodically adjusted for gains or losses to reflect the investment performance of the eligible securities and any payments made to a participant under the ODP.
Except as otherwise provided in the ODP, the value of a participant’s account is distributed at a designated future date, or at termination of employment or retirement, in either a single lump sum payment or in annual installments (not to exceed fifteen (15) installments), as designated by the participant.

     Equity Compensation. In calendar year 2002, the Board terminated the 1995 Incentive Compensation Plan, thus eliminating any further stock option awards or restricted stock awards to executives and directors of the Company until such time as a new plan is adopted.
     Benefits. All executives are eligible for the same insurance and welfare benefits (e.g., Medical Insurance, Dental Insurance, 401(k), Long-term Disability, Life and AD&D Insurance, AFLAC, etc.) as other employees in the Company, except that a newly hired executive is credited with having completed five years of Company service at his/her hire date for the purposes of calculating the amount of vacation days credited each year.
     Perquisites. Our objective has been and remains to keep perquisites to a minimum level.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2006 with management. Based on such reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Information Statement on Schedule 14C.
Submitted by the Compensation Committee:
•	Arthur J. Breault, Jr. (Chair)

•	C. Russell Luigs

•	Richard H. Matzke

•	Thomas H. Murphy

Summary Compensation Table for Fiscal 2006
     The table below summarizes the total compensation paid to or earned by each of our executive officers for the fiscal year ended December 31, 2006. We currently have four executive officers. We have not entered into employment agreements with any of our executive officers.

			Change in
			Pension
			Value and
			Nonqualified
			Deferred	All Other
			Compensation	Compen-
Name and			Earnings	sation(2)	Total
Principal Position	Year	Salary ($)	($)	($)	($)
Al. A. Gonsoulin Chairman of the Board and Chief Executive Officer	2006	500,000	0	19,829	519,829

Michael J. McCann Chief Financial Officer, Secretary and Treasurer	2006	215,000	39,627	12,609	267,236

Richard A. Rovinelli Chief Administrative Officer and Director of Human Resources	2006	199,500	50,850	15,688	266,038

William P. Sorenson Director, Marketing & Planning	2006	190,000	30,199	11,793	231,992

(1)	No cash awards were earned by the named individuals under the AIP for 2006. The AIP is discussed in further detail on page 8 under the heading “Annual Incentive Compensation”.

(2)	The amounts shown in this column reflect for each named executive officer:
•	Matching contributions allocated by the Company to each of the named executive officers for the 401(k) Retirement Plan.

•	The cost to the Company of Term Life and Disability Insurance coverage provided by the Company including the cost of Life Insurance exceeding $50,000.

•	Amounts reimbursed for unused vacation and the value attributable to personal use of company vehicles.
Grants of Plan-Based Awards

		Estimated future payouts under non-
		equity incentive plan awards (1) (2)
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)
Al A. Gonsoulin	N/A	200,000	350,000	500,000
Michael J. McCann	N/A	53,750	96,750	139,750
Richard A. Rovinelli	N/A	49,875	89,775	129,675
William P. Sorenson	N/A	47,500	85,500	123,500

(1)	The Company’s Annual Incentive Bonus Plan (AIP) for Executives is based on performance, and estimated payouts would be nil if performance goals are not obtained. The amounts for the threshold, target and maximum are based on salary and position. The applicable percentages under the plan are as follows: Mr. Gonsoulin: 40%, 70% and 100%; and all others: 25%, 45% and 65%.

(2)	Amounts earned under the AIP in a calendar year are payable 50% in the next year and 50% equally over the next three years, subject to continuation of employment. Amounts paid in 2006 under the AIP for 2005 were as follows: Mr. Gonsoulin, $175,000; Mr. McCann, $45,000; Mr. Rovinelli, $39,375; and Mr. Sorenson, $39,375.

Outstanding Equity Awards at December 31, 2006
     The following table contains information with respect to the Named Executive Officers concerning options exercised in 2006 and unexercised options held as of December 31, 2006. All options held are exercisable. No options were granted or exercised by any of the Named Executive Officers in 2006.

Option Awards
Equity
incentive plan
awards:
	Number of	Number of	Number of
	securities	securities	securities
	underlying	underlying	underlying
	unexercised	unexercised	unexercised
	options	options	unearned	Option
	exercisable	unexercisable	options	exercise price	Option
Name	(#)	(#)	(#)	($)	expiration date
Al A. Gonsoulin	—	—	—	N/A	N/A
Michael J. McCann	15,000	—	—	16.25	10/31/2008
	10,000	—	—	12.75	07/14/2009
Richard A. Rovinelli	—	—	—	N/A	N/A
William P. Sorenson	—	—	—	N/A	N/A
Officers Deferred Compensation Plan for Fiscal Year 2006

			Aggregate		Aggregate
	Executive	Registrant	Earnings in	Aggregate	Balance at
	Contributions in	Contributions in	Last Fiscal	Withdrawals/	Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Year	Distributions	Year End
Name	($)	($)	($)	($)	($) (2) (3)
Al A. Gonsoulin (1)	$0	$0	$0	$0	$0
Michael J. McCann	$56,130	$0	$39,627	$0	$610,310
Richard A. Rovinelli	$59,724	$0	$50,850	$0	$646,766
W. Pete Sorenson	$57,630	$0	$30,199	$0	$433,962

(1)	Mr. Gonsoulin elected not to participate in the Officer Deferred Compensation Plan.

(2)	These deferred compensation plan balances represent amounts withheld from executives’ salary, other than the amounts transferred upon termination of the SERP.

(3)	Includes the following amounts for each of the following named executive officers which were required to be transferred during 2006 from the terminated SERP: Mr. McCann, $262,000; Mr. Rovinelli, $216,000; and Mr. Sorenson, $194,000.
In February 2006, the Company elected to fund the ODP through a Rabbi Trust established with Comerica Bank and Trust. The outstanding balances were contributed to the Rabbi Trust and invested in a basket of mutual funds.
A separate account has been established for each participant and is credited with the amount of deferred compensation elected by each participant. Each account is invested and reinvested from time to time in the investment choices that the participant designates. The table below shows the investment choices available under the ODP and their annual rate of return for the calendar year 2006, as reported by the plan investment advisor.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Allianz OCC Renaissance A	11.96%	Managers Bond	7.83%
Allianz OCC Target A	14.31%	Managers Short Dur Govt	4.51%
Amer Funds Grth Fund F	10.95%	Oppenheimer Cmdty St TR A	-13.08%
BlackRock Intl Bond InvA	5.90%	Oppenheimer Quest Intl A	25.37%
Calamos Growth A	1.44%	PIMCO CommRealRetStrA	-3.45%
DWS Core Fixed Income A	3.91%	PIMCO Low Duration A	3.32%
Davis NY Venture A	15.12%	PIMCO Total Ret A	3.50%
Eaton Vance Fltg Rt A	6.22%	Templeton Glob Bond A	13.50%
Fidelity Adv Short F/I T	4.36%	Thornburg Core Growth A	18.09%
Gateway	10.13%	Thornburg Intl Value A	25.61%
JHancock Classic Value A	16.53%	UBS PACE Money Market P	4.55%
JPMorgan Mid Cap Val A	16.73%
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee consists of Arthur J. Breault, Jr., C. Russell Luigs, Richard H. Matzke and Thomas H. Murphy. No member of the Compensation Committee has ever been an officer or employee of PHI or any of our subsidiaries. In 2006, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer served as a member of our Board or Compensation Committee.
Certain Transactions
In 2006, we leased a facility from Mr. Al A. Gonsoulin, our Chairman and CEO, where we perform maintenance work for a customer. The lease rate is $4,500 per month and is the same rate as paid for the same premises previously leased from a third party. The building was leased for a one-year term with four one-year options. This transaction was reviewed and approved by our audit committee, which is our procedure for any transaction between our Company and an executive officer or director.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of PHI’s Board of Directors is composed of four outside directors. It operates under a charter that was revised in early 2005. The Board has made a determination that all members of the Audit Committee satisfy the requirements of the SEC and Nasdaq as to independence and are financially sophisticated within the meaning of the Nasdaq rules. The Board has also determined that it is not clear whether any member of the Audit Committee is an “audit committee financial expert” within the meaning of SEC rules, but the Board does not believe the presence of an audit committee financial expert is necessary in view of the overall financial sophistication of Committee members. This is a report of the Committee’s activities during 2006.
     The Audit Committee reviewed in detail and discussed with management and the independent auditors, among other things, (i) all unaudited quarterly financial statements and all quarterly reports filed with the SEC on Form 10-Q; (ii) the annual audited financial statements and the annual report filed with the SEC on Form 10-K; (iii) management’s quarterly and annual certifications regarding internal controls and the independent auditors’ attestation with respect to the annual certification, and (v) the matters required to be discussed with the independent auditors by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380). The Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2006 fiscal year for filing with the SEC.
     In accordance with the rules of the SEC, the foregoing information is not deemed to be “soliciting material,” or “filed” with the SEC or subject to its Regulation 14C, other than as provided in such rules, or to be subject to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     By the members of the Audit Committee:
Thomas H. Murphy, Chairman
Arthur J. Breault, Jr.
C. Russell Luigs
Richard H. Matzke

RELATIONSHIP WITH REGISTERED INDEPENDENT
PUBLIC ACCOUNTANTS
General
     Our consolidated financial statements for 2005 and 2006 were audited by the firm of Deloitte & Touche, LLP, which was engaged for that purpose by the Audit Committee. Representatives of Deloitte & Touche, LLP, are not expected to be present at the Meeting.
     The Audit Committee has selected Deloitte & Touche, LLP as PHI’s independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to ratification by PHI’s stockholders at the Meeting.
Fees
     The following is a summary of the fees billed to PHI and its subsidiaries by Deloitte & Touche, LLP for professional services rendered.

	Year ended December 31,
	2006		2005
Fee Category	Amount	Percentage	Amount	Percentage
Audit fees	$961,000	91%	$648,000	73%
Audit-Related fees	23,000	2%	17,000	2%

Total audit and audit related fees	984,000	93%	665,000	75%
Tax fees	65,000	6%	219,000	25%
All Other fees	7,000	1%	—	0%

Total fees	$1,056,000	100%	$884,000	100%

Audit fees include the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q, fees for services that normally would be provided in connection with statutory and regulatory filings or engagements and services that generally only the independent accountant reasonably can provide. Audit related fees include employee benefit plan audits, due diligence and accounting consultations. Tax fees include assistance in the preparation of federal and state tax returns, related advice regarding tax compliance, and consulting work related to procurement of a contract for an incumbent worker training program grant.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
     All audit and permissible non-audit services provided by the independent auditors are pre-approved by PHI’s Audit Committee. These services may include audit services, audit-related services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of service and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

OTHER MATTERS
Quorum and Voting
     The presence, in person or by proxy, of a majority of the Company’s total voting power is necessary to constitute a quorum. Stockholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote. The proposal to ratify the appointment of our independent registered public accounting firm will require approval of holders of a majority of the Company’s total voting power.
     The Board does not know of any matters to be presented at the Meeting other than those described herein.
Stockholder Proposals
     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy or information materials relating to the 2008 annual meeting of stockholders must forward such proposal to the Company’s Secretary at the address set forth on the first page of this Information Statement in time to arrive at PHI before March 9, 2008.
     The Company’s by-laws state that for any business to be properly brought before the annual meeting, notice of the proposal must be received by the Company no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting. In regard to the 2008 annual meeting, this provision will require notice between February 8, 2008 and March 9, 2008. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
     This notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

By Order of the Board of Directors
/s/ Michael J. McCann
Michael J. McCann
Secretary

Lafayette, Louisiana
April 24, 2007

Exhibit A
PHI, INC.
Charter of the Compensation Committee
Composition
The Compensation Committee (the “Committee”) shall be composed of at least three directors selected by the Board of Directors, and the Board shall also select the Committee’s Chairman. The directors on the Committee shall be independent within the meaning of applicable rules of the NASDAQ Small Cap Market and the Securities and Exchange Commission.
Purpose
The Committee shall discharge the Board’s responsibilities relating to the Total Compensation (defined as compensation, benefits and perquisites) of the Company’s Chairman of the Board, Chief Executive Officer and other Executive Officers (defined as any persons required to be listed as an executive officer in the Company’s Form 10-K) and the aggregate Total Compensation of all other employees) in a manner consistent with and in support of the business objectives of the Company, competitive practice, and all applicable rules and regulations.
Committee Authority and Responsibilities
The authority and responsibilities of the Committee shall be to:
II. Approve all aspects of Total Compensation for the Chairman of the Board and the Chief Executive Officer of the Company (“CEO”), who shall not be present during the deliberations or voting on their compensation.
III. Review and approve proposals made by the Chairman and the CEO with regard to the Total Compensation of each Executive Officer of the Company and of any other employee whose Total Compensation exceeds in value 80% of the total compensation of the CEO. Such review will be made in executive session with no members of management present.
IV. Approve any general change in aggregate Total Compensation of all levels of employees within the Company.
V. Approve any proposed employment, severance or change in control contract.
VI. Make recommendations to the Board with respect to incentive compensation and equity-based incentive plans that require shareholder approval, and govern the Company’s shareholder-approved awards and options plan(s). The plan governance role of the Committee will include the authority to adopt, administer, approve, and ratify awards, including amendments to the awards made under any such plans, and the review and monitoring of awards under such plans.
VII. Review and recommend to the Board the adoption of significant Benefits Plans and changes to Benefits Plans.

VIII. Such other duties and responsibilities as may be assigned to the Committee, from time to time, by The Board of Directors of the Company, and / or the Chairman of the Board of Directors.
IX. The Committee shall receive and approve an annual report on Executive compensation for inclusion in the Company’s proxy statement in accordance with all applicable rules and regulations.
Meetings
The Committee shall meet at least once a year, and additionally as appropriate. A majority of the members shall constitute a quorum.
Periodic Review of the Charter and Performance
This Charter shall be reviewed at least annually and revised as appropriate. The Committee shall conduct an annual evaluation of Committee performance.
Reports to the Board of Directors
The Committee shall make regular reports to the Board of Directors.
Outside Counsel, Auditors or Other Consultants
The Committee has sole authority to retain and terminate consulting firms, if any, used to assist in fulfilling its responsibilities in determining Chairman, CEO and Executive Officer Compensation.
As adopted by the Compensation Committee and the Board of Directors on March 10, 2004.